UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2014 (February 3, 2014)

JGWPT HOLDINGS INC.
(Exact name of registrant as specified in its

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania	19087-5148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors.

On February 3, 2014, the board of directors (the “Board”) of JGWPT Holdings Inc. (the “Company”) appointed William J. Morgan to the Board to fill an existing vacancy on the Board. The Board has determined that Mr. Morgan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and is an independent director for the purposes of the New York Stock Exchange listing standards. The Board also has appointed Mr. Morgan to serve on the Audit and Compliance Committee.

In connection with his appointment as a director, Mr. Morgan entered into the Company’s standard Director Indemnification Agreement, the form of which was filed with the Securities and Exchange Commission on October 28, 2013 as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-191585). As an independent director, Mr. Morgan will receive an annual cash retainer fee of $55,000 and an annual grant of restricted Class A Shares with a grant date fair value of $55,000, which will vest on the first anniversary of the grant date subject to his continued service on the board through the first anniversary of the grant date.

There are no transactions between Mr. Morgan and the Company that would be required to be reported under Item 404(a) of Regulation S−K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2014

JGWPT HOLDINGS INC.

By:	/s/ Stephen A. Kirkwood
Name:	Stephen A. Kirkwood
Title:	Executive Vice President & General Counsel